                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 7)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                USA TRUCK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                      LOGO







                                 USA TRUCK, INC.
                            3108 INDUSTRIAL PARK ROAD
                            VAN BUREN, ARKANSAS 72956


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 5, 1999

To the Stockholders of USA Truck, Inc.:

    Notice is hereby given that the Annual Meeting of Stockholders of USA Truck, Inc. (the "Company") will be held at the corporate offices of the Company at 3200 Industrial Park Road, Van Buren, Arkansas 72956, on Wednesday, May 5, 1999 at 10:00 a.m., local time, for the following purposes:

1. To elect one (1) Class I director for a term expiring at the 2002 Annual Meeting of Stockholders.

2. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Only holders of record of the Company's Common Stock at the close of business on March 9, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

    The Company's Proxy Statement is submitted herewith. The Annual Report for the year ended December 31, 1998 is being mailed to stockholders simultaneously with the mailing of this Notice and Proxy Statement.

                                              By Order of the Board of Directors

                                              JERRY D. ORLER
                                              Secretary

Van Buren, Arkansas
April 5, 1999

                             YOUR VOTE IS IMPORTANT.

YOU ARE URGED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

                                 USA TRUCK, INC.
                            3108 INDUSTRIAL PARK ROAD
                            VAN BUREN, ARKANSAS 72956

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 5, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of USA Truck, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The mailing address of the Company is 3108 Industrial Park Road, Van Buren, Arkansas 72956, and its telephone number is (501) 471-2500.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no special compensation therefor, may solicit proxies in person or by telephone or telegraph. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock of the Company.

     The approximate date on which this Proxy Statement and the accompanying proxy are first being mailed to stockholders is April 5, 1999.

                              REVOCABILITY OF PROXY

     Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting. A proxy may be revoked by delivery of written notice of revocation to Jerry D. Orler, Secretary of the Company, by execution and delivery to the Company of a later proxy or by voting the shares in person at the Annual Meeting. If not revoked, all shares represented at the Annual Meeting by properly executed proxies will be voted as directed therein. If no direction is given, such shares will be voted for election of the nominee for director set forth herein.

                       OUTSTANDING STOCK AND VOTING RIGHTS

     The Board of Directors has fixed the close of business on March 9, 1999 as the record date for determining the stockholders having the right to notice of and to vote at the Annual Meeting. As of the record date, 9,440,097 shares of Common Stock were outstanding. Each stockholder will be entitled to one vote for each share of Common Stock owned of record on the record date. The stock transfer books of the Company will not be closed. Stockholders are not entitled to cumulative voting with respect to the election of directors. The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, are necessary to constitute a quorum.

     As of March 9, 1999, the only stockholders known to the Company to own, directly or indirectly, more than 5% of the outstanding shares of Common Stock, the Company's only class of voting securities, were as follows:


                                                   Number of Shares
                                                    of Common Stock                               Percent
       Name                                       Beneficially Owned                             of Class
       ----                                       ------------------                             --------

Robert M. Powell                                     2,334,300  (1)                                24.7%
James B. Speed                                       2,091,743  (2)                                22.2%
Robert Fleming Inc.                                    764,025  (3)                                 8.1%
Wellington Management Company, LLP                     690,800  (4)                                 7.4%

(1) The amount shown includes 5,000 shares of Common Stock held by Mr. Powell's wife (of which Mr. Powell disclaims beneficial ownership).

(2) The amount shown includes 60,859 shares of Common Stock held by Mr. Speed's wife (of which Mr. Speed disclaims beneficial ownership).

(3) This information is based solely on a report on Schedule 13G filed with the Securities and Exchange Commission on February 10, 1999, which indicates that Robert Fleming Inc., an investment adviser, has shared voting power and shared dispositive power with respect to all 764,025 shares indicated as being beneficially owned by it.

(4) This information is based solely on a report on Schedule 13G filed with the Securities and Exchange Commission on February 9, 1999, which indicates that Wellington Management Company, LLP, an investment adviser, has shared voting power with respect to 360,300 of the shares, and shared dispositive power with respect to all 690,800 shares indicated as being beneficially owned by it.

     The address of Mr. Powell and Mr. Speed is 3108 Industrial Park Road, Van Buren, Arkansas 72956. The address of Robert Fleming Inc. is 320 Park Avenue, 11th and 12th Floors, New York, New York 10022. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

                 REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

     The Company's bylaws provide that the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at an Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company. Thus, any abstentions or broker non-votes will have no effect on the election of directors.

     As indicated in the table under the heading "Election of Directors," the directors and executive officers of the Company beneficially owned more than 50% of the outstanding shares of the Company's Common Stock as of the record date and therefore collectively have the ability to control the outcome of the vote on the election of a director at the Annual Meeting.

                              ELECTION OF DIRECTORS

     The Restated and Amended Certificate of Incorporation of the Company provides that there shall be eight directors, subject to change in accordance with the bylaws, classified into three classes, and that members of the three classes shall be elected to staggered terms of three years each. In accordance with the bylaws, the number of directors constituting the entire Board has been decreased to seven. The Board of Directors presently consists of six persons. Since the resignation of a former director effective June 12, 1996, there has been a vacancy in Class I of the Board of Directors. Such vacancy will remain indefinitely, until the Company has found an individual who has the experience and qualifications necessary to serve as an effective member of the Company's Board of Directors.

     The current term of office of the only Class I director will expire at the 1999 Annual Meeting and this director has been nominated for re-election at the meeting for a term expiring at the 2002 Annual Meeting:

                                     CLASS I
                               TERM EXPIRING 2002
                               ------------------

                                  Jim L. Hanna


     Proxies may not be voted at the 1999 Annual Meeting of Stockholders for more than one nominee for election as a director. The nominee has consented to serve if elected and, if elected, will serve until the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

     Class II and Class III directors are currently serving terms expiring in 2000 and 2001, respectively. The Class II directors are Roland S. Boreham, Jr., George R. Jacobs and Jerry D. Orler and the Class III directors are Robert M. Powell and James B. Speed.

     All duly submitted and unrevoked proxies will be voted FOR the nominee listed above, unless otherwise instructed. It is expected that the nominee will be available for election, but if for any unforeseen reason any such nominee should decline or be unavailable for election, the persons designated as proxies will have full discretionary authority to vote for another person designated by the Board of Directors.

     The following table sets forth certain information with respect to the nominee, each executive officer named in the Summary Compensation Table, each current director of the Company and all directors and executive officers as a group, including the name, age and term of office as a director for each individual and the beneficial ownership of Common Stock of the Company as of March 9, 1999 for each individual and the group. Each person named in the table, unless otherwise indicated, has sole voting and investment power with respect to the shares indicated as being beneficially owned by him.

                                                                                    COMMON STOCK
                                                                                  BENEFICIALLY OWNED
                                                                              ---------------------------
                                                            DIRECTOR          NO. OF              PERCENT
           NAME                                 AGE           SINCE           SHARES*            OF CLASS
           ----                                 ---           -----           -------            --------

Robert M. Powell                                64            1985          2,334,300 (1)          24.7%

James B. Speed                                  65            1988          2,091,743 (2)          22.2%

Jerry D. Orler                                  56            1988            388,285 (3)           4.1%

George R. Jacobs                                56            1986            307,722 (4)           3.2%

Roland S. Boreham, Jr.                          74            1992             15,000                (5)

Jim L. Hanna  **                                65            1992             19,000                (5)

Patrick N. Majors                               37             --              10,249                (5)


All directors and
executive officers
as a group (9 persons)                                                      5,190,434 (6)          54.5%



* All fractional shares (which were acquired through participation in the Company's Employee Stock Purchase Plan) have been rounded down to the nearest whole share.

**   Current nominee for re-election as a director.

(1) The amount shown includes 5,000 shares of Common Stock held by Mr. Powell's wife (of which Mr. Powell disclaims beneficial ownership).

(2) The amount shown includes 60,859 shares of Common Stock held by Mr. Speed's wife (of which Mr. Speed disclaims beneficial ownership).

(3) The amount shown includes (a) 171,000 shares of Common Stock held by Mr. Orler's wife (of which Mr. Orler disclaims beneficial ownership) and (b) 32,000 shares of Common Stock Mr. Orler has the right to acquire pursuant to presently exercisable options.

(4) The amount shown includes (a) 100,000 shares of Common Stock held by Mr. Jacobs' wife (of which Mr. Jacobs disclaims beneficial ownership), (b) 5,000 shares of Common Stock held by Mr. Jacobs as custodian for his minor daughter (of which Mr. Jacobs disclaims beneficial ownership), and (c) 32,000 shares of Common Stock Mr. Jacobs has the right to acquire pursuant to presently exercisable options.

(5)  The amount represents less than 1% of the outstanding shares of Common
     Stock.

(6) Includes 87,000 shares of common stock the directors and executive officers have the right to acquire pursuant to presently exercisable options.

     Robert M. Powell has served as President and Chief Executive Officer ("CEO") of the Company since December 1988 and as a director since 1985. He was employed by ABF Freight System, Inc. ("ABF Freight"), a national trucking company, or Arkansas Best Corporation, the parent company of ABF Freight, for 28 years, most recently as Senior Vice President of Arkansas Best Corporation from 1979 to December 1988. He served as Executive Vice President of ABF Freight from 1973 to 1985 and as Vice President, Operations of ABF Freight from 1970 to 1973.

     James B. Speed has served as a director and Chairman of the Board since December 1988. He was employed by ABF Freight for more than 20 years, most recently as President and a director from 1967 through 1979. He also served as a director and Vice President of Arkansas Best Corporation from 1966 to 1979.

     Jerry D. Orler has served as a director of the Company since December 1988, as Vice President, Finance and Chief Financial Officer ("CFO") since January 1989 and as Secretary of the Company since February 1992. He also served as Treasurer of the Company from 1989 to November 1993. Prior to 1989, he was employed by Arkansas Best Corporation and its subsidiaries for 24 years, most recently by Riverside Furniture Corporation, a furniture manufacturer, as Senior Vice President of National Account Sales from 1987 through 1988. Mr. Orler is a Certified Public Accountant.

     George R. Jacobs has served as a director of the Company since December 1986 and served as Vice President, Maintenance and Administration of the Company from January 1989 until June 1996, at which time he was elected Vice President, Operations. He served as President of the Company from 1986 through December 1988. He was employed by ABF Freight for 19 years, most recently as Vice President of SCAT Division, a truckload operation, from 1982 to 1986. Mr. Jacobs is a director of City National Bank of Fort Smith, Arkansas.

     Roland S. Boreham, Jr. has served as a director of the Company since February 1992. He has been Chairman of the Board of Baldor Electric Company, a manufacturer of electrical motors, since 1981. He also served as Chief Executive Officer of that company from 1978 to November 1992. He served as President of Baldor Electric Company from 1975 to 1978 and has been employed by that company in various capacities since 1961.

     Jim L. Hanna has served as a director of the Company since February 1992. He is the owner of Hanna Oil and Gas Company, an exploration and production company with operations in Arkansas, Oklahoma, Texas and Alberta, Canada. He founded that company in 1965 and has served as its President since that time.

     There is no family relationship between any director or executive officer and any other director or executive officer of the Company.

     In 1998, the Board held five meetings. The Board has a standing Compensation Committee, Audit Committee, Nonemployee Director Stock Option Committee and Stock Option Committee. All members of the Board of Directors attended at least 75% of the meetings of the Board of Directors and committees on which they served.

     The primary purposes of the Compensation Committee are to recommend to the Board matters pertaining to compensation of the Company's executive officers and contributions to the Company's 401(k) Investment Plan. The Compensation Committee met once in fiscal 1998 and is currently composed of James B. Speed as Chairman, Roland S. Boreham Jr. and Jim L. Hanna. See "Executive
Compensation--Report of Compensation Committee on Annual Compensation."

     The Audit Committee meets with representatives of the Company's independent auditors to review the auditors' findings during the conduct of the annual audit and to discuss recommendations with respect to the Company's internal control policies and procedures. The Audit Committee also reviews financial and operating results of the Company. The Audit Committee, composed of Jim L. Hanna (Chairman), Roland S. Boreham, Jr., and James B. Speed, met three times during 1998.

     The Nonemployee Director Stock Option Committee, which met once during 1998, is composed of James B. Speed (Chairman) and Robert M. Powell.

     The Stock Option Committee, which met once during 1998, is composed of Roland S. Boreham, Jr. (Chairman) and Jim L. Hanna.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are Robert M. Powell, James B. Speed, Jerry D. Orler, George R. Jacobs, Patrick N. Majors, Dwain R. Key and Gary I. Davis. Biographical information for each of the executive officers other than Mr. Majors, Mr. Key and Mr. Davis is set forth under the heading "Election of Directors" above.

     Patrick N. Majors has served as Vice President, Sales since April 1995. He joined the Company in September 1991 as an Account Executive in the marketing department. From May 1990 through September 1991 he was employed by PST Vans, Inc., a trucking company, as Regional Sales Director. Mr. Majors has been involved in the transportation industry for 12 years.

     Dwain R. Key has served as Vice President, Corporate Development since January 1, 1998. He has been employed with USA Truck since June 1987. Mr. Key served as Director, Information Services and Economic Analysis from December 1993 until January 1, 1998. From June 1990 until December 1993, he served as Manager, Data Processing.

     Gary I. Davis has served as Vice President, Maintenance since January 1, 1998. He joined the Company in September 1983. Mr. Davis served as Director, Maintenance from March 1992 until January 1, 1998. He has over 27 years experience in the transportation industry.

     All executive officers of the Company are elected annually by the Board of Directors to serve until the next Annual Meeting of the Board and until their respective successors are chosen and qualified.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON ANNUAL COMPENSATION

     The following paragraphs constitute the report of the Compensation Committee of the Board of Directors (the "Committee") on executive compensation policies for fiscal year 1998. In accordance with Securities and Exchange Commission rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by the Company with the Commission that do not specifically incorporate this report by reference, notwithstanding the incorporation of this Proxy Statement into any such reports.

     The Committee administers the compensation program for executive officers and other management level employees of the Company and makes all related decisions, except that decisions as to the grant of options are made by the Stock Option Committee.

     The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and options granted under the Company's Employee Stock Option Plan (the "Option Plan"). The goals of the program are to give the executive officers incentives to work toward the improved financial performance of the Company and to reward them for their contributions to the Company's success. The program is also designed to retain the Company's key executives, each of whom plays an important role in enabling the Company to maintain its commitment to premium service to its customers and its high standards of efficiency, productivity and safety. For a summary of 1998 compensation, see the Summary Compensation Table under the heading "Executive Compensation Tables" below.

     Annual salaries for the Company's executive officers, including the CEO, are reviewed in October of each year based on a number of factors, both objective and subjective. Objective factors considered include increases in the cost of living, the Company's current performance and, to a lesser extent, the Company's overall historical performance, although no specific formulas based on such factors are used to determine salaries. Salary decisions are based primarily on the Committee's subjective analysis of the factors contributing to the Company's long-term success and of the executives' individual contributions to such success.

     Cash bonuses based on the Company's performance are awarded to the executive officers under an incentive compensation plan. Under this plan, a specified percentage of the Company's pre-tax profit for the year is distributed annually to the executive officers in proportion to their base salaries. Thus, whether the executive officers' total pay is comparable to the compensation of executives with similar responsibilities at comparable companies may vary from year to year depending upon the Company's performance. For 1998, pre-tax profit increased by approximately 32% from 1997 and the performance-based bonuses represented approximately 68% of total salary and bonus earned by the executive officers, up from 63% in 1997.

     During 1998, incentive stock options to purchase 15,000 shares of the Company's Common Stock were granted under the Option Plan to each of two executive officers. These options will vest in three increments beginning in 1999, and each increment will be exercisable for a period of one year. These options, and all previous options granted under the Option Plan, were granted with exercise prices equal to the market value of the Company's Common Stock at the time of grant and will have value to the officers only to the extent that the market value of the Common Stock exceeds the exercise price at the time of exercise. Thus, the Committee believes that the extended vesting schedules and limited exercise periods of the options will encourage the optionees not only to remain with the Company but also to seek to enhance the value of the Company's stock through improvements in the Company's performance and to sustain such improvements throughout the terms of the options.

     Additional elements of the executive officers' compensation, which are not performance-based, are matching contributions by the Company under the Company's 401(k) plan and life insurance premiums paid by the Company on behalf of the executives.

     The CEO's salary is determined based on the factors and analysis described above. Specific factors considered by the Committee in establishing the CEO's salary include his current responsibilities with the Company, certain key performance ratios and his continuing contributions to the successful expansion of the Company's operations and its financial growth over recent periods. In order to predicate a larger portion of the compensation of the CEO on performance, and because of existing economic and market conditions and the corresponding increase in the 1998 performance based bonus, the Committee determined not to increase salary for the CEO for 1998.

By the Members of the Compensation Committee:

James B. Speed (Chairman)         Roland S. Boreham, Jr.           Jim L. Hanna

EXECUTIVE COMPENSATION TABLES

     The following table sets forth certain information with respect to annual and long-term compensation paid or awarded to the Company's CEO and the four other most highly compensated executive officers for or with respect to the three fiscal years ended December 31, 1998.


                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                   ANNUAL COMPENSATION        COMPENSATION
                                                   -------------------        ------------
                                                                                 AWARDS
                                                                                 ------
                                                                               SECURITIES            ALL OTHER
                                                  SALARY        BONUS          UNDERLYING          COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR       ($)        ($) (1)         OPTIONS (#)            ($) (2)
---------------------------              ----       ---        -------         -----------            -------

Robert M. Powell, President and          1998      164,352       359,251           -0-                 7,541
CEO                                      1997      164,352       284,319           -0-                 5,286
                                         1996      164,352       121,824           -0-                 7,163


James B. Speed, Chairman of the          1998       82,176       179,681           -0-                 8,681
Board                                    1997       82,176       142,159           -0-                 5,436
                                         1996      123,264        91,368           -0-                 8,279


Jerry D. Orler, Vice President,          1998      131,484       287,512           -0-                 5,709
Finance, CFO and Secretary               1997      131,484       227,459           -0-                 4,614
                                         1996      131,484        97,461           -0-                 5,439


George R. Jacobs, Vice President,        1998      131,484       287,512           -0-                 5,709
Operations                               1997      131,484       227,459           -0-                 4,614
                                         1996      131,484        97,461           -0-                 5,439


Patrick N. Majors, Vice President,       1998       86,100       172,200           -0-                 5,031
Sales                                    1997       81,900       141,682           -0-                 4,020
                                         1996       77,400        57,372         27,000                3,179

-----------

(1) Represents cash bonuses earned by the executive officers pursuant to the Company's Incentive Compensation Plan for services rendered in the years indicated.

(2) The amounts shown for 1998 represent matching contributions under the Company's 401(k) Plan in the amount of $3,840 for each of the named executive officers, and the dollar value of life insurance premiums paid by the Company in 1998 for the benefit of Mr. Powell ($3,701), Mr. Speed ($4,841), Mr. Orler ($1,869), Mr.
      Jacobs ($1,869), and Mr. Majors ($1,191).

     No options were granted to any named executive officer under the Option Plan during 1998.

                           EMPLOYEE STOCK OPTION PLAN
                         AGGREGATED OPTION EXERCISES IN
                                LAST FISCAL YEAR
                            AND FY-END OPTION VALUES



                                                        NUMBER OF SECURITIES
                                                             UNDERLYING                  VALUE OF UNEXERCISED
                        SHARES                          UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                       ACQUIRED         VALUE                 AT FY-END                        AT FY-END
                      ON EXERCISE     REALIZED       EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
      NAME                (#)          ($) (1)                  (#)                             ($) (2)
---------------       -----------     --------       -------------------------         -------------------------

Robert M. Powell           -0-              -0-            -0-  /  -0-                        -0- / -0-
James B. Speed             -0-              -0-            -0-  /  -0-                        -0- / -0-
Jerry D. Orler          16,000           92,000         32,000  /  64,000                 172,000 / 344,000
George R. Jacobs        16,000           96,000         32,000  /  64,000                 172,000 / 344,000
Patrick N. Majors          -0-              -0-          4,000  /  23,000                   3,500 /  20,125
20,125

-----------

(1) Market value of the Common Stock on the exercise date less the exercise price, multiplied by the number of shares acquired upon exercise.
(2) Market value of the Common Stock at December 31, 1998 less the option exercise price, multiplied by the number of shares.

                         COMPARISON OF RETURN ON EQUITY

The following graph reflects the total return, which assumes reinvestment of dividends, of a $100 investment in USA Truck Common Stock, the Dow Jones Equity Market Index, and the Dow Jones Trucking Index on December 31, 1993. The graph is based on an initial investment in USA Truck Common Stock at $18.25 per share, the closing sale price of the Common Stock on such date.

                  COMPARISON OF ANNUAL CUMULATIVE TOTAL RETURN

 Among USA Truck, Inc., Dow Jones Equity Market Index & Dow Jones Trucking Index


                                                12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
                                                --------   --------   --------   --------   --------   --------
|_|   USA TRUCK, INC                                 100         82         59         44         64         64
o     DOW JONES EQUITY MARKET INDEX                  100        101        139        171        229        294
|X|   DOW JONES TRUCKING INDEX                       100         91         79         72        112        111
                                                --------   --------   --------   --------   --------   --------

                            COMPENSATION OF DIRECTORS

     The Company pays each director who is not an employee of the Company a fee of $1,500 per quarter and reimburses all directors for reasonable expenses they may incur attending Board or committee meetings.

     The Company's 1997 Nonqualified Stock Option Plan for Nonemployee Directors of the Company (the "Directors' Plan") provides for the grant to directors, who are not officers or employees of the Company or its affiliates, of nontransferable, nonqualified options to purchase Common Stock. A maximum of 25,000 shares of Common Stock may be issued under the Directors' Plan, which will terminate ten years after the date of its adoption unless sooner terminated by the Board. The Directors' Plan is administered by a Committee of two or more members of the Board, a majority of which may not be nonemployee directors. The Committee has discretion to interpret the Directors' Plan and to determine the directors to whom options are granted, the date of grant of each option, the number of shares subject thereto and the nature of restrictions, if any, on such shares. The Committee determines the periods during which each option will be exercisable, provided that no option may vest less than six months or more than three years after grant or be exercisable more than five years after grant (or after certain earlier dates following termination of service). The per share exercise price of each option, which must be paid in cash, is also set by the Committee, but may not be less than the fair market value of a share of Common Stock on the date of grant.

     On October 21, 1998, options were granted under the Directors' Plan to Jim
L. Hanna and Roland S. Boreham, Jr., the two nonemployee directors of the Company and the only persons eligible to participate in the plan. Each of such options covers 2,000 shares of Common Stock at an exercise price of $9.88 per share, which is equal to the market price of the Common Stock on the grant date. The exercise period of each such option will commence on January 1, 2000, and the expiration date of each option is December 31, 2001. One director currently holds options granted during 1997. Those options are fully vested and will expire January 29, 2000.

     Directors who are employees of the Company are eligible to be granted options under the Company's Employee Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee of the Board of Directors are James B. Speed (Chairman), Roland S. Boreham, Jr., and Jim L. Hanna. James
B. Speed is an executive officer of the Company.

                               INDEPENDENT AUDITOR

     Ernst & Young LLP has been the independent auditor for the Company since 1989 and has been appointed by the Company to serve as its independent auditor for the 1999 calendar year. A representative of Ernst & Young LLP is expected to be present at the 1999 Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

                              CERTAIN TRANSACTIONS

     The Company has adopted a policy of not making loans to or entering into leases, equipment purchase agreements or other contracts with officers, directors or affiliates of the Company unless a majority of the Board of Directors, and a majority of the disinterested directors, determine that the transaction is reasonable, in the best interest of the Company and on terms no less favorable than could be obtained from an unrelated third party.

     The Company is a party to a contract with Alpha Delta Aviation, Inc. pursuant to which the Company receives aircraft charter service for the transportation of employees in connection with Company business. Robert M. Powell, President and CEO of the Company, is the owner of Alpha Delta Aviation, Inc. This contract was approved by the Board of Directors, and by the directors other than Mr. Powell, and is reviewed annually by the Board of Directors. The Company reviews on a regular basis rates charged for similar services by third parties in the relevant market area and believes that the terms of this contract are no less favorable than the Company could obtain from an unrelated third party. In 1998, the total amount paid by the Company to Alpha Delta Aviation, Inc. under this contract was $100,775.

                            SECTION 16(a) COMPLIANCE

     Based solely upon a review of the original and any amended Forms 3 and 4 furnished to the Company during its last fiscal year and the Forms 5, or written representations that Forms 5 were not required, furnished to the Company with regard to its last fiscal year, the Company is not aware that any person subject to Section 16(a) of the Securities Exchange Act of 1934 with respect to the Company failed to file on a timely basis any reports required by such section.

                              STOCKHOLDER PROPOSALS


     The 2000 Annual Meeting of the Company is tentatively scheduled to be held during the first week of May 2000. The bylaws of the Company provide that to be considered for inclusion in the proxy material for an annual meeting, stockholder proposals, including proposals nominating persons for election to the Board of Directors of the Company, must be received at the Company's principal executive offices no later than 120 days prior to the date of the Company's proxy statement released to stockholders in connection with the Annual Meeting held in the preceding year. Accordingly, proposals submitted for inclusion in the proxy statement relating to the 2000 Annual Meeting must be received by the Company no later than December 7, 1999. Any such proposal must be set forth in a notice containing certain information specified in the bylaws. The bylaws also provide that, to be eligible to submit such a proposal, a stockholder must be the record or beneficial owner of at least 1% or $1,000 in market value of the shares of stock entitled to be voted at the Annual Meeting and must have held such shares for at least one year. If the date of the 2000 Annual Meeting is changed by more than 30 calendar days from the date contemplated by this paragraph, a stockholder proposal must be received by the Company a reasonable time before the proxy statement for such meeting is sent to stockholders to be considered for inclusion.

                                  OTHER MATTERS

     So far as now known, there is no business other than that described above to be presented to the stockholders for action at the 1999 Annual Meeting. Should other business come before the 1999 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                                              By Order of the Board of Directors

                                              JERRY D. ORLER
                                              Secretary


April 5, 1999



     UPON WRITTEN REQUEST OF ANY STOCKHOLDER, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1998 ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. THE WRITTEN REQUEST SHOULD BE SENT TO JERRY D. ORLER, SECRETARY OF THE COMPANY, AT THE COMPANY'S EXECUTIVE OFFICES, 3108 INDUSTRIAL PARK ROAD, VAN BUREN, ARKANSAS 72956. THE WRITTEN REQUEST MUST STATE THAT AS OF MARCH 9, 1999 THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SHARES OF THE COMMON STOCK OF THE COMPANY.

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



                                 USA TRUCK, INC.
              3108 INDUSTRIAL PARK ROAD, VAN BUREN, ARKANSAS 72956
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 5, 1999

     The undersigned stockholder(s) of USA TRUCK, INC. hereby appoint(s) ROBERT
M. POWELL and JERRY D. ORLER, and each or either of them, the true and lawful attorneys-in-fact and proxies for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Annual Meeting of Stockholders to be held on May 5, 1999, at 10:00 a.m., and at any adjournments thereof, for the transaction of the following business:

Please mark boxes [X] in blue or black ink.
Election of One (1) Class I Director for a term of office expiring at the 2002 Annual Meeting of Stockholders:

                    [ ] FOR the nominee listed below
                    [ ] WITHHOLD AUTHORITY to vote for the nominee listed below.

Jim L. Hanna








                                     (FRONT)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER WITH RESPECT TO ANY MATTER TO BE VOTED UPON. IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THESE SHARES FOR THE ELECTION OF THE ABOVE NOMINEE. THE PROXIES WILL VOTE IN THEIR SOLE DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                              Please sign, date, and return this proxy as soon as possible.

                              Dated:_____________________________________, 1999


                              --------------------------------------------------
                                                 (Signature)


                              --------------------------------------------------
                                                 (Signature)

                              (Please sign exactly as name(s) appear(s) at left. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)







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